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                                                                     EXHIBIT 5.1


                     [KUNZMAN & BOLLINGER, INC. LETTERHEAD]





                                 April 20, 2000




BroadBand Wireless International Corporation
1301 Avenue M
PO Box 31
Cisco, Texas 76437


         Re:      BroadBand Wireless International Corporation
                  Registration Statement on Form S-8
                  8,000,000 shares of Common Stock issuable upon exercise of options granted under 2000 Stock Option Plan of BroadBand Wireless International Corporation.


Gentlepersons:

We are counsel to BroadBand Wireless International Corporation, a Nevada corporation (the "Company"). We have assisted the Company in its preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering 8,000,000 shares of common stock, $0.0125 par value, of the Company (the "Common Stock") issuable upon exercise of options to be granted under the Company's 2000 Stock Option Plan (the "Plan").

In rendering this opinion, we have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary. In such examinations we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies or telecopies. The opinions expressed herein are based on legislation and regulations in effect on the date hereof.


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KUNZMAN & BOLLINGER

Securities and Exchange Commission
___________, 2000
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Based on and subject to the foregoing, we are of the opinion that the Common
Stock, when issued pursuant to the exercise of options under the Plan and the purchase price therefore has been paid, will be duly and validly issued, fully paid and nonassessable shares of Common Stock.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

                                                  Very truly yours,




                                                  KUNZMAN & BOLLINGER, INC.